Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Stratasys Ltd. of our report dated February 24, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Stratasys Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2021.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 24, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, 146 Derech Menachem Begin St. Tel-Aviv 6492103, Israel,
P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il